Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 26, 2024, relating to the financial statements of Apogee Enterprises, Inc. and the effectiveness of Apogee Enterprises, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Apogee Enterprises, Inc. for the year ended March 2, 2024.

/s/Deloitte & Touche LLP
Minneapolis, Minnesota
June 20, 2024